UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2014, the board of directors (the “Board”) of Inland American Real Estate Trust, Inc. (the “Company”) approved the amendment and restatement of the Company’s bylaws, which became effective upon approval. The general intent of the amendment and restatement is to conform the Company’s bylaws to the provisions of its charter that changed upon the filing of the Seventh Articles with the State of Maryland (the “Charter”). As previously disclosed in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 14, 2014, these changes to the Charter included among other things, the amendment and restatement of the Charter to remove or revise the provisions previously included from the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, also known as the “NASAA REIT Guidelines,” so that the resulting charter would be more similar to those of publicly-traded REITs incorporated in Maryland. A copy of the complete text of the Amended and Restated Bylaws of the Company effective June 6, 2014 (the “Bylaws”) is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 disclosure by reference. The following is a discussion of the material provisions adopted or amended in the Bylaws.

Article II, Section 1 (Annual Meeting) has been amended to delete the NASAA REIT Guidelines requirement that the annual meeting of stockholders be held not less than 30 days after delivery of the annual report to stockholders and to conform the annual meeting schedule to the requirement of the Maryland General Corporation Law or “MGCL” that the annual meeting of stockholders be held at the time or in the manner provided in the bylaws.

Article II, Section 2 (Special Meetings) has been amended to establish procedures for stockholders to call a special meeting of stockholders, including addressing issues relating to: (a) an increase in the percentage of shares entitled to require a special meeting of stockholders from 10% to a majority; (b) delivery and contents of the initial notices from stockholders requesting a special meeting; (c) the fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting; (d) responsibility for the costs of preparing and mailing notice of the meeting; (e) setting the time, date and place of special stockholders meetings; (f) revocation of requests for special stockholders meetings; and (g) verifying the validity of a stockholder request for a special meeting.

Article II, Section 4 (Notice of Meetings) has been amended to: (a) clarify that notice of stockholders meetings may be given by electronic transmission; (b) provide for “householding” of notices, as permitted by the MGCL and federal proxy rules; (c) provide that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting; and (d) clarify that the Company may postpone or cancel a stockholders meeting.

Article II, Section 5 (Quorum; Manner of Acting and Order of Business) has been amended to: (a) clarify that the chairman of the meeting (not the stockholders present) may adjourn a meeting at which a quorum is not established; (b) clarify that the stockholders present at a meeting duly called and at which a quorum was established may continue to transact business until adjournment even if enough stockholders have withdrawn to leave fewer than were required to establish a quorum; and (c) expand the list of powers of the chairman of a stockholders meeting.

Article II, Section 6 (Voting) has been amended to provide that directors will be elected by a plurality, as opposed to a majority, of the votes cast.

Article II, Section 9 (Nominations and Stockholder Business) has been amended with respect to the advance notice provisions for stockholder nominations for director and stockholder business proposals in order to provide the Board sufficient time and information to adequately consider and respond to a stockholder nomination or proposal. The Bylaws require stockholders to notify the secretary of the Company of director nominations and other stockholder proposals not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement (defined generally as the first date the proxy statement is distributed to stockholders). Additionally, the amendments: (a) expand the information required to be disclosed by the stockholder making a proposal or nomination, including: (i) the extent to which the stockholder proponent has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing benefit, loss or risk of share price changes or increasing or decreasing the proponent’s voting power in the stock of the Company or any affiliate of the Company; (ii) the proponent’s investment strategy or objective and any related disclosure document that the proponent has provided to its investors; and (iii) other information required by the director and officer questionnaire in connection with the Company’s annual meeting; and (b) require, as part of the existing verification process, that the stockholder, upon request, verify and update information provided to the Company and notify the Company of any change in such information.

Article II, Section 10 (Inspectors of Election) has been amended to clarify that the Board may appoint independent inspectors who will hear and determine all challenges and questions arising in connection with the right to vote.

Article II, new Section 11 (Control Share Acquisition Act) has been added to provide that the Maryland Control Share Acquisition Act does not apply to any acquisition by any person of shares of stock of the Company.

Article III, Section 2 (Number and Tenure) has been amended to delete the NASAA REIT Guidelines requirement that the number of directors of the Company be at least three.

Article III, Section 3 (Resignation) has been amended to clarify the method by which a director may resign from the Board.

Article III, Section 4 (Filling of Vacancies) has been amended to provide that vacancies resulting from the removal of a director may be filled by a majority vote of the entire Board.

Article III, Section 5 (Annual and Regular Meetings) has been amended to clarify that the Board may provide, by resolution, the time and place for holding regular meetings without notice other than the resolution.

Article III, Section 6 (Special Meetings) has been amended to clarify that the Board may provide, by resolution, the time and place for holding special meetings without notice other than the resolution.

Article III, new Section 7/old Section 8 (Notice of Meetings) has been amended to require only 24 hours (as opposed to two days) notice of Board meetings when the notice is delivered personally or by telephone, electronic mail or facsimile transmission and three days (as opposed to five days) notice of Board meetings when the notice is delivered by United States mail.

Article III, new Section 8 (Organization) has been added to provide for a chain of succession for the chairmanship of, and for acting as secretary at, Board meetings.

Article III, Section 10 (Quorum and Manner of Acting; Adjournment) has been amended to clarify that the directors present at a meeting duly called and at which a quorum was established may continue to transact business until adjournment even if enough directors have withdrawn to leave fewer than were required to establish a quorum.

Article III, Section 12 (Committees) has been amended to permit Board committees composed of one (as opposed to two) or more directors and to establish certain procedures for the calling of committee meetings, the chairmanship of committee meetings, the attendance at committee meetings and the composition of committees.

Article III, Section 14 (Reliance) has been amended to track Section 2-405.1(b) of the MGCL, which permits directors and officers to rely on information prepared or presented by others whom the director or officer reasonably believes to be reliable and competent in the matters presented.

Article III, new Section 16 (Ratification) has been added to state the power of the Board and stockholders to ratify prior actions or inactions by the Company.

Article III, new Section 17 (Emergency Provisions) has been added to provide for procedural flexibility in the event of an emergency.

Article IV (Waiver of Notice) has been amended to delete duplicative notice provisions and to clarify that waivers of notice may be given by electronic transmission.

Article V, Section 1 (Number) has been amended to delete the requirement that the Company’s officers include a chairman of the board, which is not a required officer under the MGCL.

Article V, Section 2 (Election and Term of Office) has been amended to clarify that the chief executive officer or president may appoint vice presidents, assistant secretaries and assistant treasurers.

Article V, Section 5 (Removal and Resignation) has been amended to clarify the method by which an officer may resign.

Article V, Section 7 (Chief Executive Officer) has been amended to clarify certain powers of the chief executive officer.

Article V, Section 10 (Chairman of the Board) has been amended to clarify that the Board may designate the chairman of the board as an executive or nonexecutive chairman.

Article V, Section 11 (President) has been amended to clarify certain powers of the president.

Article V, Section 12 (Vice President) has been amended to clarify certain powers of the vice presidents.

Article V, Section 13 (Secretary) has been amended to clarify certain powers of the secretary.

Article V, Section 14 (Treasurer) has been amended to clarify certain powers of the treasurer and to delete obsolete provisions relating to surety bonds.

Article V, Section 15 (Assistant Secretaries and Assistant Treasurers) has been amended to clarify certain powers of the assistant secretaries and assistant treasurers and to delete obsolete provisions relating to surety bonds.

Article V, new Section 16 (Compensation) has been added to clarify the Board’s powers with respect to the compensation of officers.

Article VI, new Sections 1, 2 and 3/old Sections 1, 2, 3, 4 and 5 (Certificates; Transfers; Lost Certificates) have been amended to clarify that a stockholder is not entitled to a stock certificate unless otherwise provided by the Board and make other revisions to enable the Company, if it seeks to list its stock, to comply with the New York Stock Exchange’s Direct Registration System eligibility requirements.

Article VI, new Section 4/old Section 6 (Record Date) has been amended to delete provisions for the closing of the transfer books in lieu of setting a record date and to clarify that a stockholders meeting may be postponed without further notice to a date not more than 120 days after the record date originally fixed for the meeting.

Article VI, new Section 6/old Section 8 (Fractional Shares) has been amended to clarify that the Board may authorize the issuance of scrip or units consisting of different securities.

Article VII, Section 1 (Indemnification) has been amended to delete the NASAA REIT Guidelines limitations on indemnification and expense advancement and require the Company to indemnify and advance expenses to directors and officers to the maximum extent permitted by Maryland law and to clarify that the advancement of expenses does not require a preliminary determination of the ultimate entitlement to indemnification and that the rights to indemnification and advancement of expenses vest immediately upon election of a director or officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of the Company Effective June 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: June 6, 2014	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company Effective June 6, 2014